GOOD TIMES RESTAURANTS INC.
                  8620 Wolff Court, Suite 330
                  Westminster, Colorado  80030



               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               To Be Held February 12, 1998



To the shareholders of Good Times Restaurants Inc.:

An Annual Meeting of the shareholders of Good Times Restaurants Inc. (the "Company") will be held at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80030, at 3:00 P.M. (MST) on Thursday, February 12, 1998, or at any adjournment or postponement thereof, to (i) vote upon the election of directors,
(ii) consider and act upon a one for five reverse split of the Company's common stock and (iii) transact such other business as may properly come before the meeting.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on December 22, 1997 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 IS INCLUDED WITH THIS NOTICE AND THE ATTACHED PROXY STATEMENT.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

YOU ARE HEREBY ADVISED THAT THE COMPANY'S COMMON STOCK MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET SYSTEM IF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES ARE NOT REPRESENTED AT THE MEETING IN PERSON OR BY PROXY OR IF THE REVERSE SPLIT IS NOT APPROVED.

                                          Sincerely,

                                          Susan Knutson
                                          Secretary
                                          Denver, Colorado

December 29, 1997

                            GOOD TIMES RESTAURANTS INC.
                            8620 Wolff Court, Suite 330
                            Westminster, Colorado  80030
                                 (303) 427-4221

                        ========================================

                                     PROXY STATEMENT
                        ========================================


                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 12, 1998

============================================================================


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Good Times Restaurants Inc., a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 3:00 P.M. (MST) on February 12, 1998 at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado 80030, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about December 29, 1997.
The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. Provided that a majority of all outstanding shares of common stock of the Company are represented in person or by proxy at the Annual Meeting (a quorum), the vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                           VOTING SECURITIES

     The close of business on December 22, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding 6,434,849 shares of the Company's $.001 par value common stock (hereinafter referred to as the "common stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Additionally, there are outstanding 1,000,000 shares of $.01 par value Series A Convertible Preferred Stock, hereinafter referred to as the "preferred stock." The shares of preferred stock vote together with the common stock as a single class except upon amendments of rights and preferences for the preferred stock and certain matters relating to the Board of Directors. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding.

     The Company's common stock may be delisted from the NASDAQ SmallCap Market System if at least a majority of all outstanding shares are not represented at the Annual Meeting in person or by proxy or if the proposal to reverse split the Company's common stock is not approved (see "Proposal to Reverse Split the Company's Outstanding Shares of Common Stock").

     Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock is convertible at the time of the Annual Meeting. The holders of preferred stock have the right at any time during each conversion period shown on the table below to convert up to the number of shares of preferred stock shown on such table for such conversion period into the number of shares of common stock which is equal to the number of shares of preferred stock to be converted divided by the applicable conversion price (or per share price) as set forth in the table. Also shown in the table is the percentage of all outstanding common stock that full conversion during each period would represent assuming no further issuances of common stock by the Company other than pursuant to such conversions. As of the date of this Proxy Statement, no shares of preferred stock have been converted to common stock. Irrespective of whether any shares of preferred stock have been converted prior to the Annual Meeting, the holders of the preferred stock will have the right at the Annual Meeting to vote 2,133,333 shares of common stock representing 24.9% of all votes entitled to be cast at the Annual Meeting.

                                             Maximum       Percentage of
                                             Number        Outstanding
                  Number of                  of Common     Common Stock
                  Convertible                Shares        Represented
Conversion        Preferred     Conversion   Issuable on   by Full
Period            Shares        Price        Conversion(2) Conversion(2)
_________      ____________    __________    ____________  ______________
October 1, 1997 -  1,000,000       $.46875      2,133,333     24.9%
April 30, 1998

May 1, 1998 -      1,000,000 (1)   $.56875      1,758,242     21.46%
April 30, 1999

May 1, 1999        1,000,000 (1)   the greater
and thereafter                     of (i) the
                                   Dividend
                                   Conversion
                                   Rate (3)
                                   at the time
                                   of conversion
                                   and (ii)
                                  .46875

(1)     To the extent not previously converted.
(2) Assumes no prior conversions and no additional issuances of common stock.
(3) Dividends accrue with respect to the preferred stock at the rate of $.08 per share per annum. The dividends are payable at the option of the holder of preferred stock in cash or in shares of common stock. The "Dividend Conversion Rate" is 75% of the average of the public market closing prices of the common stock for the fourteen trading days immediately prior to the dividend payment date but not less than $.46875.

     Shareholders of common stock are entitled to one vote per share of common stock owned. Shareholders of preferred stock are entitled to 2,133,333 votes which are equal to the number of shares of common stock into which their preferred stock is convertible at the time of the Annual Meeting. A majority of all votes entitled to be cast, represented in person or by proxy, constitutes a quorum at the Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 22, 1997, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's common and preferred stock ("Principal Shareholders"), all Directors and Officers individually and all Directors and Officers of the Company as a group. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                                                     Number of
                            Number of                Series A
                            Common                   Preferred
                            Shares                   Shares
Name, Address and           Beneficially   % of      Beneficially     %
Position Held               Owned          Class**   Owned            of Class
________________           ___________    ________   ___________    _________
The Bailey Company, LP      2,218,666 (1)   25.89%   1,000,000 (2)    100%
601 Corporate Circle
Golden, CO  80401

The Erie Co. Investment     2,434,666 (1)   28.42%   1,000,000 (2)    100%
  Co.
601 Corporate Circle
Golden, CO  80401

David E. Bailey                28,500 (3)     *         - 0 -            *
601 Corporate Circle
Golden, CO  80401
Director

Geoffrey R. Bailey            103,250 (3)      *        - 0 -            *
601 Corporate Circle
Golden, CO  80401
Chairman, Director

Dan W. James, II              227,650 (3),(4)   2.65%   - 0 -            *
8620 Wolff Court, Suite 330
Westminster, CO  80030
Director

Boyd E. Hoback                186,248 (3),(5)   2.1%    - 0 -            *
8620 Wolff Court, Suite 330
Westminster, CO  80030
Officer and Director

Richard J. Stark               10,000 (3)        *      - 0 -            *
6075 South Quebec
Suite 103
Englewood, CO  80111
Director

Thomas P. McCarty              10,500 (3)        *      - 0 -            *
8779 Johnson Street
Arvada, CO  80005
Director

Alan A. Teran                  10,500 (3)       *       - 0 -            *
2126 Knollwood Drive
Boulder, CO  80302
Director

Robert D. Turrill              63,895 (6)       *       - 0 -            *
8620 Wolff Court, Suite 330
Westminster, CO  80030
Officer

Scott G. LeFever               54,210 (6)       *       - 0 -            *
8620 Wolff Court, Suite 330
Westminster, CO  80030
Officer

All officers and directors
as a group (9 persons)        5,348,085         60.26%

_______________________
*     Less than one percent

** Rule 13-d under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant, right or conversion of a security. Any securities not outstanding that are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person, except that the above numbers for percentage of class assume full conversion of the 1,000,000 shares of outstanding preferred stock into an aggregate of 2,133,333 shares of common stock for total outstanding common shares of 8,568,182.

       All shares held by the Officers, Directors and Principal Shareholders listed above are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances.

(1) Includes 2,133,333 shares of common stock which are issuable upon conversion of the preferred stock on the date of the Annual Meeting, plus 85,333 shares of common stock owned by The Bailey Company, L.P., which is 77% owned by the Erie County Investment Co. which should be deemed the beneficial owner.

(2) On October 1, 1996, January 1, 1997 and April 1, 1997, the Company issued an aggregate of 1,000,000 shares of its Series A Convertible Preferred Stock to The Bailey Company, L.P., which is 77% owned by The Erie County Investment Co. which should be deemed the beneficial owner.

(3) Includes 10,000 shares of presently exercisable non-statutory stock options issued October 1, 1997 pursuant to the approval of the Company's Board of Directors.

(4) Includes 7,762 shares owned by the son of Mr. James and an aggregate of 6,966 shares owned by the Kent B. Hayes Trust for the benefit of Mr. James.

(5) Includes an aggregate of 150,000 shares of presently exercisable incentive stock options.

(6) Includes an aggregate of 50,000 shares of presently exercisable options.

                    DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company are as follows:

Name                Age    Positions                   Date Began With Company
____               ____   __________                   ______________________
Geoffrey R. Bailey  46     Chairman of the Board       October 1996

Dan W. James, II    50     Director                    August 1989

Boyd E. Hoback      42     President, Chief Executive  September 1987
                            Officer and Director

Robert D. Turrill   49     Vice President of           October 1990
                            Marketing

Scott G. LeFever    39     Vice President of           September 1987
                            Operations

Richard J. Stark    57     Director                    July 1990

Thomas P. McCarty   44     Director                    April 1994

Alan A. Teran       52     Director                    April 1994

David E. Bailey     42     Director                    October 1996

___________________

     All seven directors of the Company are elected annually unless no annual shareholders' meeting is held, in which event the directors serve until their successors have been elected and qualified. At this Annual Meeting, the Company's nominees for the seven directorships are each of the foregoing named persons who is currently serving as a director of the Company. The proxies will be voted for the Company's director nominees unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the persons named in the proxy to vote for such other person as they in their discretion shall determine.

     Officers serve at the discretion of the Board of Directors. The Company does not currently have a nominating committee of the Board of Directors or committees performing similar functions. The Company has a compensation committee and an audit committee of the Board of Directors, both of which consist of directors Stark, Teran, McCarty and Geoff Bailey and the audit committee also includes Boyd E. Hoback, the President, Chief Executive Officer and a director of the Company. A majority of the directors in both committees are independent directors. Members of the compensation and audit committees each receive $100 per meeting attended, however where both compensation and audit committee meetings are held at the same gathering only $100 is paid to each attendee with respect to such gathering.

     There are no family relationships among the directors or executive officers except for Geoff Bailey and David Bailey who are brothers and principals of The Bailey Company, a franchisee and joint venture partner of the Company and the owner of all outstanding shares of preferred stock. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected except for David Bailey and Geoff Bailey who were elected pursuant to the Series A Convertible Preferred Stock Purchase and Sale Agreement (see "Bailey Preferred Stock Investment").

     Five meetings of the Board of Directors and two meetings of the compensation committee of the Company (including regularly scheduled and special meetings) were held during the last full fiscal year. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors. Each non-employee director receives $300 for each Board of Directors meeting attended.

     This paragraph sets forth certain background information about the Company and its affiliates, which information is necessary to fully understand the following executive officer and director descriptions. The Company was organized under Nevada law in 1987 and is now the parent company for Good Times Drive Thru Inc. ("Drive Thru"), a wholly owned subsidiary which is engaged in the business of developing, owning, operating and franchising restaurants under the name Good Times Drive Thru BurgersSM. Round the Corner Restaurants, Inc. ("RTC") was established in 1968 and developed a chain of sit-down gourmet hamburger restaurants. In 1986, RTC, then a closely held corporation, formed Drive Thru to develop the Good Times' concept and business and in 1988 RTC distributed Drive Thru stock to its shareholders after which Drive Thru operated as an independent company. Between 1990 and 1993, the Company, Drive Thru and RTC entered into a series of transactions (including the merger of the Company with Drive Thru and RTC) resulting in Drive Thru and RTC becoming wholly owned subsidiaries of the Company. On September 30, 1995, the Company sold 100% of the stock of RTC. As a result of underperforming restaurants and other financial difficulties, RTC subsequently filed for Chapter 11 bankruptcy protection in October 1996 (see "Round the Corner").

     Geoffrey R. Bailey, Chairman. Mr. Bailey is a director and executive vice president of the Erie County Investment Company ("Erie"). He is responsible for the operations and development of 64 Arby's restaurants owned by The Bailey Company, a 77% owned subsidiary of Erie. Mr. Bailey is a graduate of the University of Denver with a Bachelor's Degree in Business Administration. He joined Erie in 1979 and became Chairman of the Board of the Company in October 1996.

     Dan W. James, II, Director. Mr. James became a Director of the Company on December 18, 1990 and served as Chairman from December 16, 1992 to October 1, 1996. He is also a Director of Drive Thru. Mr. James is one of the co-founders of RTC and had served as a Director of RTC from 1968 until 1992. Mr. James devotes the majority of his time to the management of private investments.

     Boyd E. Hoback, President, CEO and Director. Mr. Hoback had served as Vice President, Chief Operating Officer and Treasurer of the Company since December 18, 1990, and as a Director since February 1992. Mr. Hoback held similar positions with Drive Thru from its inception in December 1986. On December 16, 1992, Mr. Hoback was elected President and Chief Executive Officer of the Company. He is also Chairman of the Board of Directors, President and Chief Executive Officer of Drive Thru. Prior to assuming his positions with Drive Thru, Mr. Hoback served as Executive Vice President of Finance and Development of RTC since 1983.

     Robert D. Turrill, V.P. of Marketing. Mr. Turrill has been involved in all phases of operations with direct responsibility for menu development, purchasing and cost control, research and multi-media advertising for RTC. Subsequent to the merger of the Company and RTC in 1992, Mr. Turrill devoted a portion of his time to the development of a marketing program for Drive Thru. As Drive Thru continued to expand, Mr. Turrill's time devoted to Drive Thru increased significantly. Therefore, Mr. Turrill was transferred from RTC to the newly created Company position of Vice President of Marketing, effective October 1, 1994. Mr. Turrill is also a principal in Great Burgers, Inc., the franchisee of the RTC food court in Dallas, Texas.

     Scott G. LeFever, V.P. of Operations. Mr. LeFever has been involved in all phases of operations with direct responsibility for unit service performance, personnel and cost controls. Mr. LeFever was Director of Operations for RTC from 1983 to 1987. He then became Director of Operations for Drive Thru from 1987 to 1992 during which time he helped develop the Drive Thru operating systems. Mr. LeFever was reassigned to the position of Drive Thru's Vice President of Operations in August 1995 and devotes his time to the
operational management of Drive Thru.   Mr. LeFever continues as a Director of
RTC and a principal in Great Burgers, Inc., the franchisee of the RTC food court in Dallas, Texas.

     Richard J. Stark, Director. Mr. Stark is President of Boulder Asset Management, a firm advising several large individual investors. Prior to forming Boulder Asset Management in 1984, Mr. Stark served as Chief Investment Officer of InterFirst Investment Management in Dallas. Previously he was responsible for all individual money management at Standard & Poor's/Intercapital in New York.

     Thomas P. McCarty, Director. Mr. McCarty has spent the last 26 years in the food service industry including eleven years owning and operating his own group of restaurants, working for a major food service distributor, working for and eventually owning a real estate brokerage company which specialized in restaurant real estate and consulting, and he was recently the vice president for development of Rock Bottom Restaurants, Inc. Mr. McCarty has two degrees from the University of Colorado including a B.S. in Accounting and a B.S. in Journalism.

     Alan A. Teran, Director. Mr. Teran has spent the past 26 years working in the restaurant industry, beginning in 1969 as restaurant manager at Cork & Cleaver. In 1971 Mr. Teran was a regional manager for Cork & Cleaver, in 1973 was promoted to Vice President of Operations and in 1976 became President of the company. In October 1981, Mr. Teran acquired the Cork & Cleaver in Boulder, Colorado. He went on to become one of the first franchisees of Le Peep Restaurants in 1983. In addition to being Director of the Company, Mr. Teran is also a Director of Boulder Valley Bank and Trust, Quantum Restaurant Group, operator of Morton Steak Houses, Bertolini's, and Micks and Peasants restaurant concepts. Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

     David E. Bailey, Director. Mr. Bailey is a director and President of the Erie County Investment Company ("Erie") (of which The Bailey Company is a 77% owned subsidiary). He is also the president of InverWest Development Corporation, a subsidiary of Erie. Mr. Bailey is responsible for managing the day to day operations of Erie and its subsidiaries with primary focus on Erie's real estate and energy businesses. He received his Bachelor of Finance Degree from the University of Colorado and his Masters Degree in Business Administration in Construction Management and Real Estate from the University of Denver in 1993. Mr. Bailey joined Erie in 1980 and became a Director on the Board of the Company in October 1996.

Compliance with Section 16(a) of the Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 1997, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except with respect to Robert D. Turrill and Scott
G. LeFever who inadvertently failed to timely file Forms 4 with respect to the cancellation and reissuance of their incentive stock options and 401(K) stock grants and David E. Bailey had a late filing with respect to various small purchases of the Company's common stock.

                          EXECUTIVE COMPENSATION

Cash Compensation
     The following table shows all cash compensation paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated, to the Chief Executive Officer of the Company as of the end of the Company's last fiscal year (the "Named Executive Officer"). No other executive officers of the Company received cash compensation for such period in all capacities in which the executive officer earned in excess of $100,000.

                        SUMMARY COMPENSATION TABLE

                                                             Long-Term
                     Annual Compensation                  Compensation
        _______________________________________________________________
Name &
Principal  Fiscal                    Other Annual
Position   Year   Salary   Bonus(2) Compensation(3) Options(4)   Other(5)
_______    _____ _______   ________ _____________   __________   ________
Boyd E.
 Hoback,   1997  $110,000     -0-     $10,000        150,000      4,133
President
 & CEO(1)  1996  $110,000     -0-     $10,000          -0-        3,364
           1995  $110,000     -0-     $10,000          -0-         -0-

______________________________

(1) Elected to these positions on December 16, 1992. During the last three fiscal years he served continuously as an executive officer of Drive Thru.

(2) The Board of Directors approved a bonus plan in fiscal 1995 for Mr. Hoback that was contingent upon certain performance criteria. The plan provided for a bonus of up to 50% of salary for Mr. Hoback. Due to the Company's losses in fiscal 1995, 1996 and 1997, no bonuses were awarded to Mr. Hoback.

(3)     Consists of an officers' expense allowance.

(4) Consists of cancelled and reissued incentive stock options (see Stock Options).

(5)     Consists of 401(k) stock grants to match 50% employee contribution.


Stock Options

     On April 23, 1992, the Board of Directors of the Company adopted an incentive stock option plan (the "1992 ISO") covering 300,000 shares of the Company's Common Stock and a non-statutory stock option plan (the "1992 NSO") covering 150,000 shares of the Company's Common Stock less outstanding options for the purchase of 83,750 shares of such stock.

     On May 18, 1993 the Board of Directors of the Company voted to increase the number of shares authorized in the 1992 ISO from 300,000 to 550,000 shares of the Company's Common Stock and on January 20, 1994, voted to increase the number of shares authorized in the 1992 NSO from 150,000 to 300,000. Additional options were granted to key management personnel and to other management personnel who previously had not been participants in the 1992 ISO or in the 1992 NSO. The increase in the number of shares authorized under the stock option plans and the granting of the additional options reflected the changing responsibilities of executive management as a result of the restructuring of the Company approved in December 1992, the need of the Company to limit cash compensation to key employees and the desire of the Board of Directors to retain and motivate key employees by providing quasi-equity participation in the Company. At the 1993 annual meeting held in March 1994, the shareholders approved an increase in the number of shares authorized under the 1992 ISO to 750,000 shares. In April 1994, the Board of Directors repriced one-half of the incentive stock options granted to employees to $1.75 per share, initiated a new three year vesting period for such options and extended the expiration date of the repriced options to April 1999.

     On November 22, 1996, the Board of Directors approved the cancellation of the Company's incentive stock options outstanding at September 30, 1996. The Company issued new incentive stock options to its employees for the purchase of 342,000 shares of common stock. All options are subject to vesting schedules, are exercisable at $.50 per share and expire on October 1, 2006.

     Effective as of October 1, 1997 and pursuant to the recommendations of the Company's compensation committee, the Company issued additional incentive stock options to its employees for the purchase of 178,400 shares of Common Stock. All such incentive stock options are subject to vesting schedules, are exercisable at $.50 per share and expire on October 1, 2007. Also on October 1, 1997 the Company issued non-statutory stock options to each of its directors for the purchase of 10,000 shares of Common Stock. The non-statutory stock options are fully vested, exercisable at $.50 per share and expire on October 1, 2002.

     All options are non-transferable other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee. Neither the options nor the shares of Common Stock issuable upon exercise thereof have been registered for public sale under the Securities Act of 1933, although the Company reserves the right to do so at any time. Unless registered, the shares of Common Stock issued upon option exercise will be restricted securities as defined in Rule 144 under the Securities Act.

     The following table shows the incentive stock option grants (there were no non-statutory options granted) during the fiscal year ended September 30, 1997 to the Named Executive Officer.


                       INDIVIDUAL OPTION GRANTS IN
                   FISCAL YEAR ENDED SEPTEMBER 30, 1997

                                    % of Total
                  No. of Shares     Options Granted
                  Underlying        to Employees in     Exercise    Expiration
Name              Options Granted   Fiscal Year         Price       Date
_____             ______________    _____________      _________    _________
Boyd E. Hoback    150,000 (1)       43.9%               $.50        10/01/2006


(1) All options are fully vested. Subsequent to September 30, 1997 Mr. Hoback was granted incentive and non-statutory stock options to purchase 44,000 and 10,000 shares respectively of the Company's common stock as part of the option grants on October 1, 1997 described above.

Options Exercises and Values

     The Named Executive Officer did not exercise any stock options during the last fiscal year of the Company. The fiscal year end value of unexercised options follows:

             AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                     AND FY-END OPTION VALUES

                                                                Value
                                              Number          Unexercised
                                           Unexercised       In-the-Money
                                           Options at         Options at
             Shares                    Fiscal Year End (#) Fiscal Year End ($)
             Acquired          Value      Exercisable/      Exercisable/
  Name     on Exercise (#)   Realized    Unexercisable      Unexercisable
_______    ______________    ________    ______________     _______________
Boyd E.
Hoback        N/A               N/A        185,000/0            None (1)

______________________

(1) The average trading market value of the Common Stock over the past 30 days was approximately $.39 per share.

Report of Board of Directors Regarding Repricing of Options

     Over the past several years, the trading price of the Company's Common Stock has declined significantly in spite of successful efforts by the Company's directors and key employees to reduce corporate overhead, promote and improve the Good Times Drive Thru BurgersSM concept and bring the Company closer to profitability. Accordingly, the previously granted options, whose exercise prices initially exceeded the trading prices of the Company's shares, no longer provided the incentives to directors and employees that were intended by the issuance thereof. For this reason, the Board of Directors accepted management's recommendation that the outstanding options be repriced as noted above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Drive Thru and RTC historically have been under-capitalized and have found it difficult to obtain required financing without the assistance of certain of their officers and directors, primarily in the form of guarantees of payment of restaurant leases by Mr. James and a former director of the Company. These principally involved obligations of RTC. Neither Mr. James nor the former director receive any compensation in connection with these guarantees. While none of the related party transactions may be deemed to have been negotiated at arms' length, all such transactions were approved by the independent members of the RTC Board of Directors and, in the opinion of Company management, all such transactions were fair and are upon terms which were at least as favorable as could have been obtained from independent third parties. To the extent that Mr. James and the former director continue to be guarantors of such obligations, the Company has agreed to indemnify each of them from any losses that they may incur resulting from such guarantees.

     Mr. Hoback entered into an employment agreement with the Company in May, 1996 that provides for his employment as president and chief executive officer for three years from the date of the agreement at a minimum salary of $110,000 per year, terminable by the Company only for cause.

     In February 1996, the Company repurchased 412,500 shares in the aggregate of its common stock from Messrs. Hoback and Turrill in consideration for the cancellation of their indebtedness to the corporation, plus accrued interest thereon, resulting from their initial purchases of such stock pursuant to an executive stock purchase plan. Additionally, in February 1996, the Company repurchased 212,500 shares of its common stock from Thomas Gordon in connection with the termination of his employment as Executive Vice President and Chief Financial Officer of the Company.

Bailey Preferred Stock Investment

     On May 31, 1996, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement with The Bailey Company ("TBC") for the purchase by TBC of one million shares of Series A Convertible Preferred Stock. The aggregate purchase price for such shares is $1 million. The first installment sale took place on October 1, 1996, for 500,000 shares in consideration of $250,000 cash and the cancellation of a promissory note of the Company payable to TBC in the amount of $250,000 arising out of a loan in that amount made by TBC to the Company on March 1, 1996. The second installment of 250,000 shares occurred on January 1, 1997, in consideration of $250,000 cash and the third installment of 250,000 shares occurred on April 1, 1997, in consideration of $250,000 cash. The Company intends to use the funds received for the development of additional Good Times restaurants.

     The Series A Convertible Preferred Stock was authorized by the stockholders of the Company at a special meeting held September 12, 1996. At such meeting, the stockholders approved an amendment to the Company's Articles of Incorporation authorizing five million shares of preferred stock, $.01 par value. One million of such shares are designated as Series A Convertible Preferred Stock with rights, designations, powers, preferences and restrictions set forth in the amendment. The remaining four million shares may be issued from time to time in one or more series, as determined by the Board of Directors, but the Board of Directors may not authorize the issuance of additional shares of preferred stock without the concurrence of TBC so long as TBC holds two-thirds of the Series A Convertible Preferred Stock and/or the Common Stock acquired by the conversion thereof.

     The shares of Series A Convertible Preferred Stock are entitled to a dividend of $.08 per share per annum, payable at the option of the holder in cash or in Common Stock, valued for such purpose at the greater of 75 percent of the average market value of the Common Stock for the fourteen trading days preceding the dividend payment date or $.46875. The one million shares of Series A Convertible Preferred Stock are convertible into a maximum of 2,133,333 shares of Common Stock in staggered intervals beginning October 1, 1997. The shares of Series A Convertible Preferred Stock are entitled to vote together with the Common Stock to the extent that such shares are convertible into Common Stock at the time of the vote. The Company may redeem the outstanding Series A Preferred Stock upon at least thirty days written notice at any time after October 1, 1998 by paying to the holders the original purchase price plus any accrued but unpaid dividends. The holders of the Series A Convertible Preferred Stock also have the right to elect two directors to the Board of Directors, one of which will have the right to serve as Chairman of the Board. David E. Bailey and Geoffrey R. Bailey are the current directors elected by TBC to the Board of Directors, and Geoffrey R. Bailey serves as Chairman of the Board.

     Effective October 31, 1997, the Company and TBC increased the maximum number of shares of Series A Convertible Preferred Stock which are convertible prior to April 30, 1998 and extended to April 30, 1998 the period during which the shares of Series A Convertible Preferred Stock are convertible at the lower $.46875 conversion price as set forth on page 2 of this Proxy Statement. Prior to such amendments (i) a maximum of 500,000 shares of Series A Convertible Preferred Stock could be converted between October 1, 1997 and December 31, 1997 and only an additional 250,000 shares could be converted between January 1, 1998 and March 31, 1998 and (ii) the $.46875 conversion price was available with respect to the first 500,000 shares of Series A Convertible Preferred Stock only between October 1 and October 31, 1997 and with respect to the next 250,000 shares of Series A Convertible Preferred Stock only between January 1 and January 31, 1998. In consideration of such amendments, TBC has agreed to review and consider assisting the Company with any proposed financing prior to April 30, 1998. TBC is not, however, obligated to assist the Company in connection with any financing.

Round The Corner

     On September 30, 1995, the Company completed the sale of Round The Corner Restaurants, Inc. ("RTC") to Hot Concepts Management Group, L.L.C. in consideration for $100,000 in cash, a note in the amount of $291,394, and the assumption of all of RTC's liabilities. The sale of RTC by the Company resulted in a deferred gain of $66,000. The Company was notified in August, 1996 of financial difficulties at RTC and of its Chapter 11 bankruptcy filing in October, 1996. In addition to the write-off of the note receivable, the Company recorded a reserve of $333,000 for potential losses associated with its guarantee of two restaurant leases and a note payable. The Company is RTC's only secured creditor and holds a lien on the assets of a profitable RTC restaurant.

     In August 1997, the Company entered into a settlement agreement with RTC to settle all claims and differences between them. The settlement agreement provides for the payment to the Company from RTC of $300,000 and for the assignment to the Company of the two RTC restaurant leases which are guaranteed by the Company. The Company has the right to operate the restaurants without charge under the "RTC" name. The Company is also to receive a substantial amount of restaurant equipment used at such restaurants and other RTC restaurants which are now closed. A motion was filed with the Bankruptcy Court to approve the settlement agreement between RTC and the Company. The motion was approved by the Bankruptcy Court on December 19, 1997 and the first of two installments of the $300,000 should be paid to the Company by the end of December.

   PROPOSAL TO REVERSE SPLIT THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK

     The Board of Directors of the Company believes it advisable and in the best interests of the Company to reverse split the Company's issued and outstanding shares of common stock on the basis of one share for each five shares of issued and outstanding or held as treasury stock (the "Reverse Split"). The purpose of the Reverse Split is to meet the new Nasdaq requirement of maintaining a minimum bid price of $1.00 per share in order to continue as a trading company on The Nasdaq SmallCap Market System. There can be no assurance however that after the Reverse Split the minimum bid price of the Company's common stock will remain above the $1.00 price. IF ON OR AFTER FEBRUARY 23, 1998 THE MINIMUM BID PRICE OF THE COMPANY'S COMMON STOCK IS UNDER $1.00 FOR THIRTY CONSECUTIVE BUSINESS DAYS, THE COMPANY'S COMMON STOCK MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET SYSTEM.

     Because the Board of Directors of the Company believe that any delisting of the Company's common stock from The Nasdaq SmallCap Market System will likely result in a decrease in the per share trading value of such common stock, the Board of Directors has unanimously approved the Reverse Split and recommends that the stockholders vote FOR the Reverse Split. If the Reverse Split is approved by the shareholders of the Company at the Annual Meeting, the Reverse Split will be effective on February 13, 1998 ("Effective Date").

     In connection with the Reverse Split, no fractional shares shall be issued and the Company shall round up each fractional share to one whole share. All outstanding securities convertible into or exercisable or exchangeable for shares of the Company's common stock by stock purchase warrant, stock option, preferred stock or otherwise, shall be amended as of the Effective Date to reduce the number of shares of the Company's common stock issuable upon exercise or exchange thereof to one-fifth of such shares prior to the Effective Date and to increase the exercise or conversion price per share by five times the exercise price prior to the Effective Date. The Reverse Split will not have any effect upon the par value of the Company's common stock or upon the number of shares of the Company's common stock authorized in its Articles of Incorporation.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Hein + Associates as the independent certified public accountants to audit the books, records and accounts of the Company for its 1998 fiscal year. Hein + Associates has served as the Company's independent accountants since 1985 and it is, therefore, familiar with the business and financial procedures with the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

     A representative of Hein + Associates is expected to be present at the Annual Meeting to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.

                        SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company on or before October 30, 1998 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                           OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.



                                 BY ORDER OF THE BOARD OF DIRECTORS




December _______, 1997


                        ANNUAL MEETING OF SHAREHOLDERS
                          GOOD TIMES RESTAURANTS INC.

                                   PROXY

The undersigned shareholder of Good Times Restaurants Inc., a Nevada corporation, hereby appoints Boyd E. Hoback, Chief Executive Officer and a Director of Good Times Restaurants Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on February 12, 1998 at 3:00 P.M. (MST), and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the following seven persons to stand for election. You may note "for" or you may withhold your vote from any of those persons nominated and vote "for" a person nominated by others or write in your own nominee. To date no one has been nominated by anyone other than management.

      a.     Geoffrey R. Bailey               For          _____
                                              Withhold     _____

      b.     Dan W. James, II                 For          _____
                                              Withhold     _____

      c.     Boyd E. Hoback                   For          _____
                                              Withhold     _____

      d.     Richard J. Stark                 For          _____
                                              Withhold     _____

      e.     Thomas P. McCarty                For          _____
                                              Withhold     _____

      f.     Alan A. Teran                    For          _____
                                              Withhold     _____

      g.     David E. Bailey                  For          _____
                                              Withhold     _____

      h.     _________________                For          _____
             Other                            Withhold     _____

2.     Reverse Stock Split:

RESOLVED, that the one-for-five reverse split of the Company's common stock is hereby approved, ratified and confirmed in all respects.

For _______________       Against _______________    Abstained _____________



Failure to check any of these boxes for each proposal will give Boyd E. Hoback the authority to vote the proxy at his discretion. This Proxy gives authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                         Shares Owned:__________________________

                         Dated:_________________________________




                            ____________________________________

                             Signature of Shareholder
                            (Sign exactly as name appears on certificate)



                           _____________________________________
                           Signature if held jointly